Exhibit 23.3

Consent of Sandler O’Neill & Partners

     We hereby consent to the inclusion of the form of our opinion letter dated May 15, 2007 to the Board of Directors of East Penn Financial Corporation (“East Penn Financial”) as an Exhibit to the Proxy Statement/Prospectus relating to the proposed merger by and between East Penn Financial and Harleysville National Corporation (“Harleysville”) contained in Harleysville’s Registration Statement on Form S-4 as filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

SANDLER O’NEILL & PARTNERS

/s/ David L. Martin

August 28, 2007